UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CDC Software Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11/F, ING Tower

308 Des Voeux Road

Central Hong Kong

011-852-2893-8200

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one Class A ordinary share	The NASDAQ Stock Market LLC

Class A ordinary shares, par value $0.001 per share	The NASDAQ Stock Market LLC*

* Not for trading, but only in connection with the registration of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-160600 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the securities to be registered by CDC Software Corporation (the “Registrant”) is contained under the headings “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1, filed with the Securities and Exchange Commission on July 16, 2009 (File No. 333-160600), which description is incorporated herein by reference.

ITEM 2.	EXHIBITS.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CDC SOFTWARE CORPORATION

By:	/s/ Matthew Lavelle
Name:	Matthew Lavelle
Title:	Chief Financial Officer

July 29, 2009